                                                                  EXHIBIT 10.105

                AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

          THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of the 15th day of October, 1999, is made by and between SPACEHAB, INCORPORATED, a Washington corporation ("SPACEHAB"), ASTROTECH SPACE OPERATIONS, INC., a Delaware corporation ("Astrotech"; together with SPACEHAB, the "Original Borrowers"), and JOHNSON ENGINEERING CORPORATION, a Colorado corporation ("Johnson"; Johnson, Astrotech and SPACEHAB are also referred to individually as a "Borrower" and collectively as the "Borrowers") and FIRST UNION NATIONAL BANK, a national banking association, successor by merger to Signet Bank, a Virginia banking corporation (the "Lender").

                                   RECITALS

A. The Lender and the Original Borrowers, entered into a Loan and Security Agreement dated as of the 16th day of June, 1997 (as amended through the date hereof, the "Agreement") pursuant to which the Lender has agreed to extend credit to the Original Borrowers, and the Original Borrowers have agreed to obtain credit from the Lender, on the terms and conditions set forth in such Agreement.

B. SPACEHAB has acquired all the outstanding stock of Johnson and the Original Borrowers have requested that the Lender modify the Agreement to include Johnson as an additional borrower and make certain other modifications to the Agreement. Johnson desires to become a party to the Loan Documents and assume the obligations of a Borrower. The Lender has consented to the Borrowers' requests, subject to the execution of this Amendment and the satisfaction of the conditions specified herein.

C. The Borrowers and the Lender now desire to execute this Amendment to set forth their agreements with respect to the modifications to the Agreement.

          Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrowers agree as follows:

          SECTION 1.   Definitions.  Capitalized terms used in this Amendment
                       -----------
and not defined herein are defined in the Agreement.

          SECTION 2.   Amendments to Agreement.  The Agreement is hereby amended
                       -----------------------
as follows:

          2.1  Amendments to Section 1.  Section 1 of the Agreement is amended
               -----------------------
as follows:

                    2.0(1)  Borrowing Base.  The following definition of the
                            --------------
term Borrowing Base is hereby inserted in the proper alphabetical location in
Section 1:

          "Borrowing Base" means, at the time in question, the sum of (a) 75% of Eligible Billed Government Receivables and (b) 75% of Eligible Billed Commercial Receivables as depicted in the Borrowing Base Certificate the Lender has most recently received pursuant to Section 2.1(d) or Section 5.8(j) provided, however, that (i) the Borrowing Base shall be reduced by the Letter of Credit

     Exposure at such time and (ii) at all times the Borrowing Base shall remain subject to verification by the Lender.

                    2.0(2)  Borrowing Base Certificate.  The following
                            --------------------------
definition of the term Borrowing Base Certificate is hereby inserted in the proper alphabetical location in Section 1:

          "Borrowing Base Certificate" means a certificate of the Borrowers substantially in the form attached hereto as Exhibit A-1 (or such subsequent form as the Lender shall require) containing a computation of the Borrowing Base as of the date depicted therein and a certification that no Default or Event of Default has occurred and is continuing.

                    2.0(3)  Commercial Customer.  The following definition of
                            -------------------
the term Commercial Customer is hereby inserted in the proper alphabetical location in Section 1:

          "Commercial Customer" means any Customer other than the Government.

                    2.0(4)  Eligible Billed Commercial Receivable. The following
                            -------------------------------------
definition of the term Eligible Billed Commercial Receivable is hereby inserted in the proper alphabetical location in Section 1:

          "Eligible Billed Commercial Receivable" means any Eligible Billed Receivable which does not arise out of a prime contract between a Borrower and the Government; provided that, for so long as (i) more than 50% of the Eligible Receivables due from any individual Commercial Customer or group of Commercial Customers which are Affiliates of each other remains unpaid for more than 90 days following the date of initial invoice to such Commercial Customer(s) for such Eligible Receivables or (ii) any Commercial Customer or an Affiliate of a Commercial Customer is obligated to a Borrower pursuant to a promissory note or other agreement entered into by such Commercial Customer or Affiliate in lieu of payment of an Account Receivable, then no Accounts Receivable of such Commercial Customer(s) may be included as Eligible Billed Commercial Receivables.

                    2.0(5)  Eligible Billed Government Receivable. The following
                            -------------------------------------
definition of the term Eligible Billed Government Receivable is hereby inserted in the proper alphabetical location in Section 1:

          "Eligible Billed Government Receivable" means any Eligible Billed Receivable which arises out of a prime contract between a Borrower and the Government.

                    2.0(6)  Eligible Billed Receivable. The following definition
                            --------------------------
of the term Eligible Billed Receivable is hereby inserted in the proper alphabetical location in Section 1:

          "Eligible Billed Receivable" means any Eligible Receivable that has been billed to the appropriate Customer and is aged less than 90 days from the date of the initial invoice.

               2.0(7)  Eligible Receivable.  The following definition of the
                       -------------------
term Eligible Receivable is hereby inserted in the proper alphabetical location in Section 1:

          "Eligible Receivable" means any Account Receivable of a Borrower (a) that represents valid obligations of a Customer to make payment to such Borrower for goods shipped or delivered or services completed under valid, written contracts of sale or service entered into by such Borrower in the ordinary course of its business; (b) on which the Customer is not an Affiliate, shareholder, employee, director, or officer of a Borrower or a family member of any such Person; (c) with respect to which the Borrowers have no knowledge or notice of any inability of the Customer to make full payment; (d) from the face amount of which has been deducted all payments, set-offs, contras, amounts subject to adverse claims made in writing to a Borrower, contractual allowances, bad debt reserves, prompt payment discounts and other credits applicable thereto; (e) that is subject to no Liens other than those permitted by this Agreement; (f) that continues to be in full conformity with the representations and warranties made by the Borrowers to the Lender in this Agreement with respect thereto; (g) with respect to which the Lender is and continues to be satisfied with the credit standing of the Customer; (h) on which the Customer is not a foreign government or an entity organized and existing under the laws of a country other than the United States; (i) which is not an Excluded Government Final Invoice Receivable; (j) which is not an Account Receivable the payment for which flows through an escrow account from which any Person other than such Borrower is entitled to payment; (k) which does not arise from a contract on which such Borrowers' performance is assured by a performance, completion or other bond; (1) which is payable in U.S. Dollars (or if not is backed by a letter of credit acceptable to the Lender); (m) which is not subject to repurchase or return such as bill and hold, sale or return, sale on approval, consignment, guaranteed sale, etc.; (n) which is not evidenced by chattel paper or an instrument; and (o) which is not subject to any funding contingency or could otherwise be classified as "at-risk" work; provided, however, and without limiting any other provisions of this Agreement with respect to the exclusion of Accounts Receivable from the category of Eligible Receivables and the Borrowing Base, that if the Lender reasonably determines that the collectability of any Account Receivable makes it unacceptable for inclusion in the Borrowing Base and gives written notice to the Borrowers indicating the reasons for such determination, then such Account Receivable shall thereafter be excluded from the category of Eligible Receivables. The following are examples of Accounts Receivable (or portions thereof) that the Lender does not normally find acceptable for inclusion in the Borrowing Base, and no such Account Receivable (or the specified portion thereof) shall be includable in the Borrowing Base without the advance written approval of the Lender: (i) Accounts Receivable that the Lender does not consider to be trade Accounts Receivable (such as lease payments or notes receivable from account debtors given in satisfaction of prior Account Receivable obligations); (ii) Accounts Receivable which, in the Lender's judgment, a Borrower should not reasonably expect to collect within 90 days from the date of original invoice; (iii) that portion of any Account Receivable constituting retainage that has been withheld by the account debtor pending completion of the contract; and (iv) that portion of any Account Receivable constituting a service charge or similar charge imposed by a Borrower for the extension of credit to the account debtor.

                    2.0(8)   Financial Reporting Month. The following definition
                             -------------------------
of the term Financial Reporting Month is hereby inserted in the proper alphabetical location in Section 1:

          "Financial Reporting Month" means a calendar month or such other substantially equivalent financial reporting period adopted by a Borrower and approved by the Lender.

                    2.0(9)   Maximum Amount.  The definition of the term Maximum
                             --------------
Amount is hereby amended and restated in its entirety as follows:

          "Maximum Amount" means, at any time, the lesser of (a) the difference between $10,000,000 and the Letter of Credit Exposure as of such time and
     (b) the then applicable Borrowing Base.

                    2.0(10)  Termination Date. The definition of the term
                             ----------------
Termination Date is hereby amended and restated in its entirety as follows:

          "Termination Date" means January 31, 2000, and any extension or extensions thereof granted by the Lender in its sole discretion.

          2.2  Amendments to Section 2.
               -----------------------

                    2.0(1)   Section 2.1(a).  Section 2.1(a) is hereby amended
                             --------------
and restated in its entirety as follows:

          (a) Subject to the terms and conditions of this Agreement, including the receipt of an Advance Request therefor, the Lender agrees to make Loans to the Borrowers (through SPACEHAB as their agent) from time to time until the Termination Date unless, after giving effect to any such Loan (i) the Principal Amount would exceed the Maximum Amount, (ii) the Borrowers then have, or as a result of such Loan would have, an obligation to prepay any Loan, or (iii) the Borrowers then have, or as a result of such Loan would have, an obligation to provide additional collateral to the Lender pursuant to Section 2.1(b) hereof; provided, however that, for the purposes of all such calculations, Loans to be repaid by Loans to be advanced on such date shall be excluded from the Principal Amount. Subject to the foregoing limitations, the Borrowers (acting through SPACEHAB as their agent) may borrow, repay without penalty and re-borrow hereunder from the date hereof until the Termination Date.

                    2.0(2)   Section 2.1(b).  Section 2.1(b) is hereby amended
                             --------------
and restated in its entirety as follows:

          (b) If the Principal Amount exceeds the Maximum Amount, the Borrowers shall immediately prepay the Loans to the extent necessary to reduce such excess. If after such prepayment the Letter of Credit Exposure exceeds the sum of (a) 75% of Eligible Billed Government Receivables and (b) 75% of Eligible Billed Commercial Receivables as depicted in the Borrowing Base Certificate the Lender has most recently received pursuant to Section 2.1(d) or Section 5.8(j), the Borrowers shall immediately deliver to the Lender such additional collateral as the Lender shall deem necessary to adequately secure the Borrowers' obligations with respect to such Letter of Credit Exposure.

                    2.0(3)   Section 2.1(d).  Section 2.1(d) is hereby amended
                             --------------
and restated in its entirety as follows:

          (d) The Borrowers may request that a Loan be made by submitting an Advance Request which, at the option of the Lender, shall be accompanied by a current Borrowing Base Certificate. Each Advance Request (and Borrowing Base Certificate, if applicable) must be received by the Lender not later than 1:00 p.m. (Washington, D.C. time) on the date on which the Loan requested thereby is to be made. Advance Requests (and Borrowing Base Certificates, if applicable) may be transmitted by telecopy to the Lender at (703) 760-5450 or such other number as the Lender may designate in written notice to the Borrowers. If an Advance Request (and Borrowing Base Certificate, if applicable) is transmitted by telecopy, the Borrowers shall maintain the original of such Advance Request (and Borrowing Base Certificate, if applicable) as a permanent record for so long as any of the Obligations remain outstanding and shall allow the Lender to inspect such Advance Request (and Borrowing Base Certificate, if applicable) and shall provide copies of such original to the Lender upon its request therefor. The proceeds of a Loan will be credited to the Operating Account. Loans may be requested by those individuals designated by SPACEHAB from time to time in written instruments delivered to the Lender; provided, however, that the Borrowers shall remain liable with respect to any Loan disbursed by the Lender in good faith hereunder, even if such a Loan is requested by an individual who has not been so designated. The Borrowers agree to confirm in writing from time to time, when and as requested by the Lender, the purpose for which the proceeds of each Loan were used.

          2.3  Amendments to Section 4.
               -----------------------

                    1.2(1)   Section 4.17.  The following is hereby inserted as
                             ------------
a new Section 4.17.

          4.17.  Integrated Business.  The Borrowers will be engaged as an
                 -------------------
integrated group in providing services and goods to their respective Customers. The integrated operation will require financing on a basis such that credit be supplied to the Borrowers based on the consolidated assets of the Borrowers, as required for the successful operation of the Borrowers separately, and the integrated operation as a whole. In that connection, the Borrowers will request that the Lenders provide the Loans to, and issue the Letters of Credit for the account of, SPACEHAB, as agent for the Borrowers, to finance such operation. Each Borrower will derive benefit, directly and indirectly, from the credit so extended to the Borrowers, both in its, separate capacity and as a member of the integrated group.

          2.4  Amendments to Section 5.
               -----------------------

                    1.3(1)   Section 5.8(j).  The following is hereby inserted
                             --------------
as a new Section 5.80):

          (j)  Borrowing Base Certificate and Accounts Receivable Detail.  On or
               ---------------------------------------------------------
before the tenth (10th) day of each Financial Reporting Month, a Borrowing Base Certificate appropriately completed and executed by the chief financial officer of each Borrower, the Treasurer of each Borrower or such other financial officer of each Borrower as is acceptable to the Lender and including a computation of the Borrowing Base as of the last day of the previous Financial Reporting Month, accompanied by (i) schedules of all outstanding Accounts Receivable as of the last day of the previous Financial Reporting Month showing the age of such Accounts Receivable from the date of original invoice in intervals of not more than thirty (30) days, (ii) such other supporting documents to the schedules as Lender may from time to time reasonably request, and (iii) such invoices, instruments, chattel paper and other evidences of indebtedness representing any Accounts Receivable, duly endorsed in blank or to the Lender, as the Lender may request; and

                    2.1(4)   Section 5.8(k).  The following is hereby inserted
                             --------------
as a new Section 5.8(k):

          (k)  Contract Backlog Report.  If requested by the Lender, reports
               -----------------------
relating to the Accounts Receivable included in any Borrowing Base Certificate setting forth a description of contracts giving rise to such Accounts Receivable, the percentage of completion of the work to be performed with respect to such contracts, the amounts billed under such contracts and the amounts remaining to be billed, in form and detail satisfactory to the Lender.

                    2.1(5)   Section 5.12.  Section 5.12 is hereby amended and
                             ------------
restated in its entirety as follows:

          (a)  Minimum Tangible Net Worth.  Cause Tangible Net Worth to be at
               --------------------------
least $60,000,000.00. The Lender shall calculate Tangible Net Worth for the purpose of measuring the Borrowers' compliance with foregoing covenant using information contained in the consolidated balance sheet of SPACEHAB included in each Form 10-Q or Form 10-K that the Borrowers are required to deliver to the Lender under this Agreement.

          (b)  Current Ratio.  Cause the Current Ratio to be at least 1.2 to 1.
               -------------
The Lender shall calculate the Current Ratio for the purpose of measuring the Borrowers' compliance with foregoing covenant using information contained in the consolidated financial statements of SPACEHAB included in each Form 10-Q or Form 10-K that the Borrowers are required to deliver to the Lender under this Agreement.

          2.5  Amendments to Exhibits.
               ----------------------

                    1.4(1)   Exhibit A-1.  Exhibit A-1 attached hereto is hereby
                             -----------
inserted as Exhibit A-1 to the Agreement.

                    SECTION 3.  Representations and Warranties of the Borrowers.
                                -----------------------------------------------
     Each Borrower represents and warrants to the Lender that:

                    (a) It has the power and authority to enter into and to perform this Amendment, to execute and deliver all documents relating to this Amendment, and to incur the obligations provided for in this Amendment, all of which have been duly authorized and approved in accordance with such Borrower's corporate documents;

                    (b) This Amendment, together with all documents executed pursuant hereto, shall constitute when executed the valid and legally binding obligations of the Borrowers in accordance with their respective terms;

                    (c) Except with respect to events or circumstances occurring subsequent to the date thereof and known to the Lender, all representations and warranties made in the Agreement are true and correct as of the date hereof, with the same force and effect as if all representations and warranties were fully set forth herein;

                    (d) Each Borrower's obligations under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Agreement or any of the other Loan Documents; and

                    (e) As of the date hereof, no Borrower has any offsets or defenses against the payment of any of the Obligations.

                    SECTION 4.  Waiver of Claims.  As a specific inducement to
                                ----------------
     the Lender without which the Borrowers acknowledge the Lender would not enter into this Amendment and the other documents executed in connection herewith, the Borrowers hereby waive any and all claims that they may have against the Lender, as of the date hereof, arising out of or relating to the Agreement or any other Loan Document whether sounding in contract, tort or any other basis.

          SECTION 3.   Conditions of Effectiveness.  This Amendment shall become
                       ---------------------------
effective when, and only when, the Borrowers have executed and completed this Amendment, have delivered this Amendment to the Lender and have reimbursed the Lender for the Lender's costs and expenses incurred in connection with the Amendment, but upon the occurrence of such conditions, this Amendment shall be deemed to be effective as of October 15, 1999.

          SECTION 4.   Provisions Regarding Joinder of Johnson.
                       ---------------------------------------

          (a) Johnson hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it will be deemed to be a party to the Agreement and the other Loan Documents and a "Borrower" for all purposes thereof, and shall have all of the obligations of a Borrower thereunder as if it had executed the such documents. Johnson hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Agreement and the other Loan Documents, including without limitation all of the undertakings and waivers set forth therein.

          (b) Each Borrower hereby agrees, as between it and any other Borrower, that if any other Borrower shall become an Excess Contributing Borrower (as defined below) by reason of the payment by such Borrower of any Obligations, the Borrower shall, on demand of such Excess Contributing Borrower (but subject to the next sentence), pay to each Excess Contributing Borrower an amount equal to such Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the assets, debts and liabilities of such Excess Contributing Borrower) of the Excess Payment (as defined below) in respect of such Obligations. The payment obligation of the Borrower to any Excess Contributing Borrower hereunder shall be subordinate and subject in right of payment to the prior payment in full of the Obligations, and no Excess Contributing Borrower shall exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of Obligations. For purposes hereof, (1) "Excess Contributing Borrower" shall mean, in respect of any Obligations, a Borrower that has paid an amount in excess of its Pro Rata Share of such Obligations; (2) "Excess Payment" shall mean, in respect of any Obligations, the amount paid by an Excess Contributing Borrower in excess of its Pro Rata Share of such Obligations; and (3) "Pro Rata Share" shall mean, for any Borrower, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all assets of such Borrower (excluding any shares of stock of any other Borrower) exceeds the amount of all the debts and liabilities of such Borrower (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower with respect to the Obligations and any obligations of any other Borrower that have been guaranteed by the Borrower) to (ii) the amount by which the aggregate fair saleable value of all assets of the Borrowers exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the Obligations) of the Borrowers, all as of the date hereof. If any other Person becomes a Borrower subsequent to the date hereof, then for purposes of this Section, such Person shall be deemed to have been a Borrower as of the date hereof, and the aggregate present fair saleable value of the assets, and the amount of the debts and liabilities, of such Person as of the date hereof shall be deemed to be equal to such value and amount on the date such Person becomes a Borrower.

          (c) In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of a Borrower with respect to the Obligations would otherwise, taking into account the provisions of this Section, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability with respect to the Obligations, then, notwithstanding any other provision of the Loan Documents to the contrary, the amount of such liability shall, without any further action by the Borrower, the Lender, or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          SECTION 5.  Miscellaneous.
                      -------------

          5.1  Reference To Agreement. Upon the effectiveness of this Amendment,
               ----------------------
each reference in the Agreement to "this Agreement" and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

               4.1  Effect on Loan Documents and Accrued and Unpaid Interest,
                    ---------------------------------------------------------
     Fees and Other Charges.  Except as specifically amended above, the
     ----------------------
     Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, all Collateral given to secure the Obligations of the Borrowers under the Agreement and the other Loan Documents prior to the date hereof does and shall continue to secure all Obligations of the Borrowers under the Agreement, as amended hereby and the other Loan Documents, and, except as provided in the Agreement and the other Loan Documents, no such Collateral shall be released until all conditions to such release contained in the Loan Documents are satisfied. Any interest, fees and other charges due under the Agreement which have accrued and remain unpaid as of the effective date of this Amendment shall be paid on the next succeeding date that any such charge which has accrued on or after the effective date of this Amendment is due under the Agreement, as amended hereby, unless any such charge is discontinued by this Amendment, in which event the Borrowers shall pay the accrued and unpaid portion thereof upon execution of this Amendment.

          5.2  No Waiver.  The execution, delivery and effectiveness of this
               ---------
Amendment shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          5.3  Costs, Expenses and Taxes.  The Borrowers agree to pay on demand
               -------------------------
all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto.

               4.2  Governing Law.  This Amendment shall be governed by and
                    -------------
     construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to conflict of law provisions.

          IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment to be signed by their duly authorized representatives under seal all as of the day and year first above written.

                                    SPACEHAB, INCORPORATED, a Washington
                                    Corporation

                                    By:    ________________________________

ATTEST:                             Name:  ________________________________

___________________                 Title: ________________________________
(Asst.) Secretary
[corporate seal]
                                    ASTROTECH SPACE OPERATIONS, INC., a
                                    Delaware Corporation

                                    By:    ________________________________

ATTEST:                             Name:  ________________________________

___________________                 Title: ________________________________
(Asst.) Secretary
[corporate seal]
                                    JOHNSON ENGINEERING, INCORPORATED, a
                                    Colorado Corporation

                                    By:    ________________________________

ATTEST:                             Name:  ________________________________

___________________                 Title: ________________________________
(Asst.) Secretary
[corporate seal]
                                    FIRST UNION NATIONAL BANK, successor by
                                    merger to Signet Bank, a Virginia banking corporation

ATTEST:                             By:  __________________________________
___________________                      Michael J. Landini, Vice President
(Asst.) Secretary
[corporate seal]

                                                                     EXHIBIT A-1

                      FORM OF BORROWING BASE CERTIFICATE